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                                                                      EXHIBIT 21



                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES



Golden State Bancorp Inc.

     Golden State Financial Corporation
          Glendale Federal Bank, Federal Savings Bank
               EFT Services, Inc.
               Glendale Investment Corporation
                     GLENFED Capital Corp.
                     GLENFED Financial Corporation
                     GLENFED Reimbursement, Inc.
               GLENFED Mortgage Corporation
               GLENFED Insurance Services, Inc.
               Verdugo Trustee Services Corporation
               Glendale Brokerage Services, Inc.
               GLENFED Service Corporation
                     Esandel, Inc.
                     August Financial Corporation
                          August Advisors, Inc.
                               AGP, Inc.
                          August Management, Inc.
               First Estate Corporation
                     GLENFED Development Corp.
                          GLENFED Development Ventures Corp.
                          GLENFED Realty Investments
                               GLENFED Investment Properties, Inc.
                     GLENFED Properties, Inc.
                          Oceanside Communities, Inc.
                          Glenco Executive Center, Inc.
               California Outlook, Inc.
                     Nassau Bay Properties, Inc.
               Crescent Bay Diversified
               PFS Corporation
               CenFed Investment Corporation
               United Resources Capital Corporation
                     United Energy Finance Company
               United California Financial Company
               United California Funding Corporation
               RedFed Escrow, Inc.
               RedFed, Inc.
               Redlands Financial Services, Inc.